Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, Cheviot Financial Corp., newly-formed to become the parent company of Cheviot Savings Bank, is conducting an offering of shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:
Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Cheviot Savings Bank’s eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Cheviot Savings Bank. Please vote all the Proxy Cards you receive—none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

●	The proceeds resulting from the sale of stock will allow us to grow and to expand our services;
●
The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at Cheviot Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit;

●	You will continue to enjoy the same services with the same branch offices, management and staff; and
●	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:
As a depositor of Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or a depositor of Cheviot Savings Bank on __________, 2011 or __________, 2012, you have a priority right, but no obligation, to buy shares of Cheviot Financial Corp. common stock during the offering, before they are available for sale to the general public. The common stock is being offered at $8.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Cheviot Financial Corp. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on _________, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Cheviot Savings Bank customer.

Sincerely,

/s/ Thomas J. Linneman
Thomas J. Linneman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-_____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.
VS

Dear Friend:

I am pleased to tell you about an investment opportunity. Cheviot Financial Corp., a newly-formed corporation that will serve as the parent company of Cheviot Savings Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Cheviot Savings Bank or The Franklin Savings and Loan Company at the close of business on June 30, 2010 or a depositor of Cheviot Savings Bank on ________, 2011 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Cheviot Financial Corp. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on _________, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cheviot Financial Corp. shareholder.

Sincerely,

/s/ Thomas J. Linneman
Thomas J. Linneman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-_____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Cheviot Financial Corp., a newly-formed corporation that will serve as the parent company of Cheviot Savings Bank, is offering shares of its common stock for sale at a price of $8.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Cheviot Financial Corp. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on ______, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cheviot Financial Corp. shareholder.

Sincerely,

/s/ Thomas J. Linneman
Thomas J. Linneman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-_____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

C

Dear Sir/Madam:

At the request of Cheviot Financial Corp., we are enclosing materials regarding the offering of shares of Cheviot Financial Corp. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Cheviot Financial Corp. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

IMPORTANT NOTICE

THIS PACKAGE INCLUDES
PROXY CARD(S)
REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY
CARD IS ENCLOSED,
PLEASE PROMPTLY VOTE
EACH CARD.
NONE ARE DUPLICATES!

THANK YOU.

PG0

PLEASE VOTE
THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope,
or follow the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR”
THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK IN THE OFFERING.

THE PLAN CHANGES OUR FORM OF CORPORATE
ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO
BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS
OR LOANS. YOUR DEPOSIT ACCOUNTS WILL NOT BE
CONVERTED TO COMMON STOCK.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-_____,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the
Proxy Card(s) we mailed to you.
You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED,
PLEASE VOTE THE ENCLOSED REPLACEMENT
PROXY CARD. YOUR VOTE WILL NOT BE
COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”
THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”).

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
SHARES OF COMMON STOCK IN THE OFFERING,
NOR DOES IT AFFECT YOUR CHEVIOT SAVINGS BANK
DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-_____,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION
AND REORGANIZATION (“PLAN”).

In order to implement the Plan,
we must obtain the approval of our depositors.

Please disregard this notice if you have already voted.
If you are unsure whether you voted,
vote the enclosed replacement Proxy Card.
Your vote will not be counted twice!

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

Please note: Implementation of the Plan will not have any effect on your deposit accounts or loans from Cheviot Savings Bank. Your deposit accounts will not be converted to common stock. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-_____,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG3

Questions and Answers About Our Conversion and Stock Offering

This pamphlet answers questions about the Cheviot Mutual Holding Company conversion and the Cheviot Financial Corp. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Cheviot Savings Bank, our customers, our shareholders and the communities we serve.

Q.	What is the conversion and reorganization?

A.
Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the mutual holding company structure to the stock holding company form of organization. Currently, Cheviot Mutual Holding Company owns 61.5% of the common stock of Cheviot Financial Corp. (“Cheviot”). The remaining 38.5% is owned by public shareholders and our Charitable Foundation. As a result of the conversion, our newly-formed company, also named Cheviot Financial Corp. (“New Cheviot”) will become the parent company of Cheviot Savings Bank. Shares of common stock of New Cheviot representing the 61.5% ownership interest of Cheviot Mutual Holding Company in Cheviot are currently being offered for sale.

At the completion of the conversion, public shareholders of Cheviot will exchange their shares of common stock for the newly issued shares of common stock of New Cheviot, maintaining their approximate percentage ownership in our organization prior to the conversion (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional exchange shares.)

After the conversion is completed, 100% of the common stock of New Cheviot will be owned by public shareholders and our Charitable Foundation. Upon completion of the conversion and offering, Cheviot Mutual Holding Company’s shares will be cancelled and Cheviot Mutual Holding Company and Cheviot will no longer exist.

Q.	What are the reasons for the conversion and offering?

A.
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: increase our capital; transition us from the mutual holding company structure to a more familiar and flexible organizational structure; improve the trading liquidity of our organization’s common stock; support any future mergers and acquisitions (we currently have no specific merger or acquisition understandings); and eliminate the regulatory uncertainties associated with the mutual holding company structure.

Q.	Is Cheviot Savings Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. At ________, 2011, Cheviot Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Q.	Will customers notice any change in Cheviot Savings Bank’s day-to-day activities as a result of the conversion and the offering?

A.
No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, staff or branches. Cheviot Savings Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.
No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to shareholder and depositor approval.

Q.	Why should I vote on the Plan of Conversion and Reorganization?

A.
Your vote “For” the Plan is extremely important to us. Each Cheviot Savings Bank depositor as of ___________, 2012 received a Proxy Card attached to a Stock Order Form. These customers’ packages also included a Proxy Statement describing the Plan, which cannot be implemented without shareholder and depositor approval.

Our Board of Directors believes that converting to a fully public structure will best support our organization’s future growth and expanded services.

Voting does not require you to purchase common stock in the offering.

Q.	What happens if I don’t vote?

A.
Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the stock offering.

Q.	How do I vote?

A.
Mark your vote, sign each Proxy Card enclosed and promptly return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	How many votes are available to me?

A.
Depositors are entitled to one vote for each $100 on deposit, or fraction thereof. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.
If you had more than one deposit account on _________, 2012, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.
The names reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

1

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	New Cheviot is offering for sale between 4,675,000 and 6,325,000 shares of common stock (subject to increase to 7,273,750 shares) at $8.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.
Pursuant to our Plan, non-transferable rights to subscribe for shares of New Cheviot common stock in the Subscription Offering have been granted to eligible depositors of Cheviot Savings Bank and to former depositors of The Franklin Savings and Loan Company (which was acquired by Cheviot Savings Bank in 2011).

Subscription Offering purchase priorities follow:

Priority #1—Depositors with accounts at Cheviot Savings Bank or The Franklin Savings and Loan Company with aggregate combined balances of at least $50 at the close of business on June 30, 2010;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of Cheviot Savings Bank with aggregate balances of at least $50 at the close of business on __________, 2011 and,

Priority #4 – Depositors of Cheviot Savings Bank at the close of business on _________, 2012.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a first preference given to natural persons (including trusts of natural persons) residing in the Ohio counties of Hamilton, Butler, Warren and Clermont, the Kentucky counties of Boone, Kenton and Campbell, and the Indiana counties of Dearborn, Ohio and Switzerland. A second preference will be granted to Cheviot’s public shareholders as of ______________, 201_. Remaining shares may be offered to members of the public.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.
I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible accountholder?

A.
No … Subscription rights are non-transferable! Only persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of the eligible accountholder(s). On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible accountholders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.
Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a Stock Order Form may be made by mail to our Stock Information Center, using the Stock Order Reply Envelope provided, by overnight delivery to the Stock Information Center address indicated on the Stock Order Form, or by hand-delivery to __________________________________, located at ________________________. Hand-delivered Stock Order Forms will only be accepted at this location. Stock Order Forms may NOT be delivered to any of our other banking offices. Please do not mail Stock Order Forms to Cheviot Savings Bank.

Q.	What is the deadline for purchasing shares?

A.
To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed and signed Stock Order Form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on ____________, 2012. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)
By personal check, bank check or money order, payable to Cheviot Financial Corp. These will be cashed upon receipt. We will not accept wires or third party checks. Cheviot Savings Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)
By authorized deposit account withdrawal of funds from your Cheviot Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Cheviot Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.
Yes. If you pay by personal check, bank check or money order, you will earn interest at ___% per annum from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Cheviot Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

2

Q.	Are there limits to how many shares I can order?

A.
Yes. The minimum order is 25 shares ($200). The maximum number of shares that may be purchased by one person is 75,000 ($600,000). Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 137,500 shares ($1.1 million), in all categories of the stock offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the section of the Prospectus entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases.”

Q.	May I use my Cheviot Savings Bank individual retirement account (“IRA”) to purchase the shares?

A.
You may use funds currently held in retirement accounts with Cheviot Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Cheviot Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the _____________, 2012 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

Q.	May I use a loan from Cheviot Savings Bank to pay for shares?

A.
No. Cheviot Savings Bank, by regulation, may not extend a loan for the purchase of New Cheviot common stock during the offering. Similarly, you may not use existing Cheviot Savings Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by ________________, 2012.

Q.	Will the stock be insured?

A.	No. Like any common stock, New Cheviot’s stock will not be insured.

Q.	Will dividends be paid on the stock?

A.
Yes. After the conversion and offering, New Cheviot intends to pay quarterly cash dividends. The annual dividends are expected to equal $0.32 per share. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

Q.	How will New Cheviot’s shares trade?

A.
Cheviot’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “CHEV”. Upon completion of the conversion and stock offering, the newly issued shares of New Cheviot common stock will replace the existing shares and, for a period of 20 trading days after the completion of the conversion and stock offering, are expected to trade on the Nasdaq Capital Market under the trading symbol “CHEVD”, and, thereafter, our trading symbol will be “CHEV.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell shares in the future.

Q.	If I purchase shares in the offering, when will I receive my stock certificate?

A.
Our transfer agent will send stock certificates by first class mail promptly after completion of the conversion. Although the shares of New Cheviot common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.
The outstanding shares of Cheviot common stock held by public shareholders at the completion date of the conversion and offering will be exchanged for shares of New Cheviot common stock. The number of shares of New Cheviot stock to be received by shareholders will depend on the number of shares sold in the offering. The procedure is described in the Proxy Statement/Prospectus dated _____________ 2012, distributed to the public shareholders as of _________________, 201_.

WHERE TO GET MORE INFORMATION

Q.	Where can I call to get more information?

A.
For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___-______, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

3

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER
[Cheviot Financial Corp. Letterhead]

Date

Name1
Name2
Address1
Address2
City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Cheviot Financial Corp. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #: ________
Name2	Order #: ________
Address1	Number of Shares Requested: ____________
Address2	Offering Category: ______ (subject to verification; see descriptions below)
City, State Zip	Ownership Type: _____

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated __________, 2012, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Additional Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on ________, 2012. We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after ________, 2012. Your patience is appreciated.

Thank you for your order,
CHEVIOT FINANCIAL CORP.

Offering Category Descriptions:

SUBSCRIPTION OFFERING:
1.	Depositors with accounts at Cheviot Savings Bank or The Franklin Savings and Loan Company with aggregate combined balances of at least $50 as of the close of business on June 30, 2010;
2.	Cheviot Financial Corp. tax qualified employee benefit plans;
3.	Depositors with accounts at Cheviot Savings Bank with aggregate balances of at least $50 at the close of business on ____________, 2011;
4.	Depositors of Cheviot Savings Bank at the close of business on ___________, 2012.
COMMUNITY OFFERING:
5.	Residents in either the Ohio counties of Hamilton, Butler, Warren and Clermont, the Kentucky counties of Boone, Kenton and Campbell or the Indiana counties of Dearborn, Ohio and Switzerland;
6.	Cheviot Financial Corp. public shareholders as of ___________, 2012;
7.	Members of the general public.

STOCK CERTIFICATE MAILING LETTER
[Cheviot Financial Corp.]

Dear Shareholder:

I would like to welcome you as a shareholder of Cheviot Financial Corp. A total of ___________ shares were purchased by investors at $8.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:
www.rtco.com
by mail:
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
by phone:
(800) 368-5948
by email:
 info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all shareholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at ___% per annum, calculated from the date your funds were processed through ____, 2012.

If your stock order was paid in full or in part by authorizing a withdrawal from an Cheviot Savings Bank deposit account, the withdrawal was made on _____, 2012. Until then, interest was earned at your contract rate, and the interest remains in your account.

Cheviot Financial Corp. common stock trades on the Nasdaq Capital Market. Until ______, 2012, the symbol will be “CHEVD”. Thereafter, the permanent symbol will be “CHEV.” Should you wish to buy or sell Cheviot Financial Corp. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Thomas J. Linneman
President and Chief Executive Officer

FINAL REMINDER PROXYGRAM
[Cheviot Savings Bank Letterhead]
[Depending on vote status and number of days until the special meeting, this can be mailed. It can be personalized, as shown - or a short, non-personalized version can print on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.]

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call our independent proxy solicitor firm, _______________________. A representative will record your vote by phone. This is the quickest way to cast your vote. You do not need your Proxy Card to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:
( ) ____ - ____
DAYS/HOURS:
Monday - _____
____ a.m. to ___ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Thomas J. Linneman
President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE
[This notice should be printed by Cheviot Savings Bank and should be placed in branches after the stock offering commences. Position it in one or more ways: on an easel, on the front doors, on counters or at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind depositors to vote on our
Plan of Conversion and Reorganization.

✓	The plan will not result in changes to our staff or your account relationships with Cheviot Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting
“FOR” the Plan of Conversion and Reorganization.

If you have questions about voting,
call our Information Center, toll-free,
at 1-(877) ___-____
from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Information Center is closed on weekends and bank holidays.

CHEVIOT SAVINGS BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES _________
__, 2012

We are conducting an offering of shares of our common stock

UP TO 6,325,000 SHARES
COMMON STOCK

$8.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______ __, 2012

******************************

If you have questions about the stock offering,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

CHEVIOT FINANCIAL CORP. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (Optional)
[To encourage “late” voting through the proxy solicitor. Tear-off phone number slips can accompany this poster.]

PLEASE VOTE TODAY!!

You do not need a Proxy Card in order to vote.

NOT VOTING HAS THE SAME EFFECT
AS VOTING “AGAINST” THE PLAN OF CONVERSION AND
REORGANIZATION.

TO VOTE BY PHONE:

Take a minute to call our proxy solicitor firm,
__________________________, toll-free,
1-(___)-___-____, 9:00 a.m. to 5:00 p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE PLAN OF CONVERSION AND
REORGANIZATION.

THANK YOU!

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE - (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our Plan of Conversion and Reorganization. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?
YOUR VOTE IS IMPORTANT!

Our eligible depositors and shareholders recently were mailed Proxy Card(s) to be used to cast votes regarding Cheviot Financial Corp.’s Plan of Conversion and Reorganization.

If you received Proxy Cards, please vote by mail or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the Plan. If you have questions, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our shareholders (as of ________) and depositors (as of ________) were mailed Proxy Card(s) and other materials requesting them to vote on our proposed Plan of Conversion and Reorganization. If you have not yet voted, one way to do so is to click on “Vote Now”. This will lead you to links that go directly to voting sites maintained by our proxy solicitors.

VOTE NOW (click here)

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 14 digit control number that is on your Proxy Card.

DEPOSITORS: Follow this link to enter your Proxy Card control number and cast your vote.
[Put hyperlink here]

SHAREHOLDERS: Follow this link to enter your Proxy Card control number and cast your vote.
[Put hyperlink here]

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS
(this automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Thomas Linneman, President and CEO of Cheviot Savings Bank, calling with a quick message. Within the next few days you should expect to receive from us a package or packages asking you to vote on an item of importance to our bank and our valued depositors. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a depositor of Cheviot Savings Bank.”

COMMUNITY MEETING INVITATION (Optional)
[included in initial mailing package]

[CHEVIOT FINANCIAL CORP. LOGO]

You’re Invited!

You are cordially invited to an informational meeting to learn more about the offering of Cheviot Financial Corp. common
stock and the business of Cheviot Savings Bank.

Senior executives of Cheviot Financial Corp.
will present information and answer your questions.

DATE
TIME
PLACE
ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Cheviot Financial Corp.
Stock Information Center,
toll-free at 1-(877) ___ -____,
From 10:00 a.m. to 4:00 p.m., Eastern Time,
Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT – (Optional)
[Ads may be appropriate for some, not all, market areas.]

[CHEVIOT FINANCIAL CORP. LOGO]
Proposed Holding Company for Cheviot Savings Bank

UP TO 6,325,000 SHARES
COMMON STOCK

$8.00 Per Share
Purchase Price

Cheviot Financial Corp. is conducting an offering of its common stock. Shares may be purchased directly from Cheviot Financial Corporation, without commissions, during the offering period.

This offering expires at 2:00 p.m., on _______ __, 2012.

To receive a copy of the Prospectus and Stock Order Form,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT – (Optional)
[Ads may be appropriate for some, not all, market areas.]

[CHEVIOT FINANCIAL CORP. LOGO]
Proposed Holding Company for Cheviot Savings Bank

UP TO 6,325,000 SHARES
COMMON STOCK

$8.00 Per Share
Purchase Price

Cheviot Financial Corp. is conducting an offering of its common stock. Shares may be purchased directly from Cheviot Financial Corp., without commissions, during the offering period.

You Are Cordially Invited… .

To an informational meeting to learn more about the offering of Cheviot Financial Corp. common stock, and the business of Cheviot Savings Bank.

[DATE]

_:00 p.m.
[Location]
[Street]
[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______, 2012.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.